EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184760 on Form S-8 and Registration No. 333-192105 on Form S-3 of our report dated March 5, 2014, relating to the consolidated financial statements of Southcross Energy Partners, L.P. and subsidiaries appearing in this Annual Report on Form 10-K of Southcross Energy Partners, L.P. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 5, 2014